UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2006 (June 5, 2006)

NOVASTAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-28535	91-1975651
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 1 to Merger Agreement

On February 21, 2006, Novastar Resources Ltd. (the “Company”) reported its entry into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 14, 2006, with Thorium Power, Inc. (“Thorium Power”) and TP Acquisition Corp., a subsidiary of the Company (“Acquisition Sub”), relating to the acquisition by the Company of one hundred percent (100%) of the outstanding capital stock of Thorium Power through a reverse merger of Acquisition Sub with and into Thorium Power.

On June 12, 2006, the Company, Thorium Power and Acquisition Sub agreed to amend the Merger Agreement (the “Merger Amendment”): (1) to replace in its entirety, Section 1.2(a) (the purchase price provision of the Merger Agreement) with a new Section 1.2(a); and (2) to delete in its entirety, Section 1.4(d) (the definition of conversion ratio). The Merger Amendment eliminates the conversion ratio formula that had been part of the Merger Agreement prior to the Merger Amendment and replaces it with the exact number of shares of common stock of the Company issuable in connection with the Merger. The Merger Amendment provides that Thorium Power Common Stock, other than shares held by Novastar, will be converted into the right to receive 25.454 shares of the Company’s common stock, and that each Exchangeable Security (as defined in the Merger Agreement) that has an exercise price of $5.00 or $1.00 will be converted into the right to receive 22.750 and 11.936 shares of the Company’s common stock, respectively.

This description of the terms of the Merger Amendment is qualified by reference to the provisions of that agreement, attached to this report as Exhibit 10.1.

Amendment No. 1 to Gelband Consulting Agreement

On February 21, 2006, the Company reported its entry into an Amended and Restated Consulting Agreement, dated February 6, 2006, between the Company and Alan Gelband (the “Gelband Consulting Agreement”), relating to Mr. Gelband’s performance of certain financial services to the Company, primarily in connection with the Merger Agreement.

On June 12, 2006, the Company, Mr. Gelband and Alan Gelband Company, Inc. (“AGC”) agreed to amend the Gelband Consulting Agreement (1) to remove Mr. Gelband as a party to the agreement and place AGC as a party in his stead and (2) to provide that AGC will assume all of Mr. Gelband’s obligations as consultant under the agreement.

This brief description of the terms of the Gelband Amendment is qualified by reference to the provisions of that agreement, attached to this report as Exhibit 10.2.

Milmoe Employment Agreement and Stock Option Agreement

On June 5, 2006, the Company entered into an employment agreement (the “Milmoe Employment Agreement”) with Cornelius J. Milmoe, the Chief Operating Officer and a Director of the Company. Under the terms of the Milmoe Employment Agreement, the Company agreed to pay Mr. Milmoe an annual salary (“Salary”) of $200,000, as consideration for performance of his duties as Chief Operating Officer. Mr. Milmoe will also be paid an amount equal to a 75% pro rata share of the Salary, as consideration for services already performed by him on behalf of the Company, from April 3, 2006 through May 1, 2006. In addition, the Company has agreed (i) to issue to Mr. Milmoe, 75,000 shares (the “Milmoe Shares”) of the common stock the Company and (ii) to grant to Mr. Milmoe an incentive ten-year option for the purchase of 525,000 shares of the common stock the Company, at an exercise price of $0.465 per share (the “Milmoe Options”). The initial term of the Milmoe Employment Agreement will be one year and but will automatically be extended for additional one-year periods unless terminated by either party in accordance with its terms and conditions.

The Company agreed to issue the Milmoe Shares within 5 business days of executing the Milmoe Employment Agreement (June 12, 2006). The Milmoe Shares will be shares of restricted stock and the certificate evidencing them will bear a restricted legend and stop transfer order will be placed against them. The Milmoe Shares will be immediately earned on issuance and will not be subject to any vesting or repurchase right.

The Milmoe Options were granted on June 5, 2006, pursuant to a stock option agreement (the “Milmoe Option Agreement”) entered into between the Company and Mr. Milmoe. They will vest monthly over a three-year period following the six month anniversary of the Milmoe Option Agreement, with accelerated vesting upon a Change of Control, termination of Mr. Milmoe by the Company Without Cause, or the cessation of Mr. Milmoe’s employment with the Company for Good Reason (all as defined in the Milmoe Employment Agreement). This brief description of the terms of the Milmoe Employment Agreement and the Milmoe Option Agreement is qualified by reference to the provisions of those agreements, attached to this report as Exhibits 10.3 and 10.4, respectively.

Goldman Consulting Agreement and Stock Option Agreement

On June 13, 2006, the Company entered into a consulting agreement with Larry Goldman (the “Goldman Consulting Agreement”), pursuant to which Mr. Goldman will be the Acting Chief Financial Officer and Treasurer of the Company until a permanent Chief Financial Officer is appointed, and thereafter, Mr. Goldman will provide financial consulting services and internal audit services to the Company, and will perform SOX 404 compliance, SEC compliance, audit preparation for external auditors and such other similar tasks as Company may request. Under the terms of the Goldman Consulting Agreement, the Company agreed to pay Mr. Goldman at an hourly rate of $170, as consideration for his services, with a minimum hourly requirement of 40 hours each month and a daily maximum billing of 10 hours. In addition, the Company agreed to (i) issue to Mr. Goldman, 75,000 shares (the “Goldman Shares”) of common stock of the Company and (ii) grant to Mr. Goldman a non-qualified ten-year option for the purchase of 350,000 shares of the common stock of the Company (the “Goldman Options”) at an exercise price of $0.51 per share. The initial term of Goldman Consulting Agreement will be one year but will be automatically extended for additional one-year periods unless terminated by either party in accordance with its terms. The Company may terminate Mr. Goldman at its option, for any reason or no reason but must provide Mr. Goldman with 180 days’ written notice before such termination.

The Company agreed to issue the Goldman Shares within 5 business days of executing the Goldman Consulting Agreement (June 20, 2006). The Goldman Shares will be shares of restricted stock and the certificate evidencing them will bear a restricted legend and stop transfer order will be placed against them. The Goldman Shares are immediately earned upon issuance and are not subject to any vesting or repurchase right.

The Goldman Options were granted on June 13, 2006, pursuant to a stock option agreement (the “Goldman Option Agreement”) entered into between the Company and Mr. Goldman. The Goldman Options will vest in equal monthly installments over a three year period, commencing on June 13, 2006, with accelerated vesting upon a Change of Control or termination of Mr. Goldman by the Company without Cause (both terms as defined in the Goldman Option Agreement).

This brief description of the terms of the Goldman Consulting Agreement and the Goldman Option Agreement is qualified by reference to the provisions of those agreements, attached to this report as Exhibits 10.5 and 10.6, respectively.

ITEM 3.02  SALE OF UNREGISTERED SECURITIES.

On June 6, 2006, the Company granted an incentive option for the purchase of 525,000 shares of common stock of the Company to Cornelius J. Milmoe, pursuant to the Company’s Amended and Restated 2006 Stock Option Plan (the “Plan”). The Company also agreed to issue to Mr. Milmoe by June 12, 2006, 75,000 shares of the Company’s common stock, subject to the restrictions in the Milmoe Employment Agreement.

On June 13, 2006, the Company granted to Larry Goldman, pursuant to the Plan, a non-qualified option for the purchase of 350,000 shares of common stock of the Company. The Company also agreed to issue 75,000 shares of the Company’s common stock to Mr. Goldman by June 20, 2006, subject to the restrictions in the Goldman Consulting Agreement.

On June 12, 2006, the Company issued 3,000,000 shares of common stock of the Company to Green Eagle Capital Corp., a corporation controlled by Seth Shaw, for services provided to the Company by Seth Shaw as Director of Strategic Planning, pursuant to a verbal agreement between Green Eagle Capital Corp. and the Company.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as the issuance of the Shares did not involve a public offering.

For details regarding the grant to Mr. Milmoe and Mr. Goldman of shares of the Company's Common Stock and the non-qualified option for the purchase of the Company’s common stock, see Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01   EXHIBITS.

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger, dated June 12, 2006, between Novastar Resources, Ltd., TP Acquisition Corp. and Thorium Power, Inc.
10.2	Amendment No. 1 to Amended and Restated Consulting Agreement, dated June 12, 2006, among Novastar Resources, Ltd., Alan Gelband and Alan Gelband Company, Inc.
10.3	Employment Agreement, dated June 5, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe.
10.4	Stock Option Agreement, dated June 5, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe.
10.5	Consulting Agreement, dated June 13, 2006, between Novastar Resources, Ltd. and Larry Goldman.
10.6	Stock Option Agreement, dated June 13, 2006, between Novastar Resources, Ltd. and Larry Goldman.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novastar Resources Ltd.

Date: June 13, 2006

/s/ Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger, dated June 12, 2006, between Novastar Resources, Ltd., TP Acquisition Corp. and Thorium Power, Inc.
10.2	Amendment No. 1 to Amended and Restated Consulting Agreement, dated June 12, 2006, among Novastar Resources, Ltd., Alan Gelband and Alan Gelband Company, Inc.
10.3	Employment Agreement, dated June 5, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe.
10.4	Stock Option Agreement, dated June 5, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe.
10.5	Consulting Agreement, dated June 13, 2006, between Novastar Resources, Ltd. and Larry Goldman.
10.6	Stock Option Agreement, dated June 13, 2006, between Novastar Resources, Ltd. and Larry Goldman.